Exhibit 99.1

TSX: GSC; NYSE Amex: GSS	NEWS RELEASE	WWW.GSR.COM

GOLDEN STAR REPORTS ANOTHER QUARTERLY RECORD FOR GOLD SALES

OF OVER 107,000 OUNCES

Denver, Colorado, November 9, 2009: Golden Star Resources Ltd. (NYSE Amex: GSS; TSX: GSC; GSE: GSR) today announced its unaudited third quarter results. All currency in this news release is expressed in U.S. dollars, unless otherwise noted. The Company will host a live webcast and conference call to discuss its quarterly results on Tuesday, November 10, 2009 at 11:00 a.m. ET. To access the webcast and conference call, go to the home page of the Company’s website, www.gsr.com.

Tom Mair, President and CEO, commented, “We are pleased to report another record quarter in terms of gold sales, revenues and operating cash flow. Golden Star is on track to sell over 400,000 ounces of gold in 2009. Our properties in Ghana are situated on one of the historically most prolific gold districts in the world. Consequently, our brownfields drilling programs continue to show exciting results and resource additions.”

RESULTS AND HIGHLIGHTS

•	Record quarterly gold sales of 107,433 ounces, a 45% increase over third quarter 2008 and a 9% increase over the second quarter of 2009;

•	Gold revenues for the quarter of $103.8 million representing an increase of 62% over third quarter 2008 and an 18% increase over the second quarter 2009 revenues;

•	Operating cash flow, before working capital adjustments, of $30.5 million for the third quarter of 2009 or $0.129 per share;

•	Operating cash flow of $26.3 million for the third quarter of 2009 or $0.111 per share;

•	Quarterly cash operating cost of $586 per ounce, a 33% improvement over third quarter 2008;

•	Cash balance of $57.6 million up from $28.1 million at the end of the first quarter of 2009 and up from $43.2 million at the end of the second quarter of this year;

•	Average realized gold price of $967 for the third quarter of 2009, up 12% over the realized price for the third quarter of 2008.

Golden Star Resources Ltd.	News Release 09-10 Page 1 of 8

FINANCIAL SUMMARY

	For three months ended September 30,		For nine months ended September 30,
	2009	2008	2009	2008
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
Bogoso/Prestea gold sold (oz)	53,069	51,959	139,375	130,307
Wassa gold sold (oz)	54,364	22,083	164,041	79,475

Total gold sold (oz)	107,433	74,042	303,416	209,782

Average realized price ($/oz)	967	866	934	895
Cash operating cost—combined ($/oz)	586	871	572	750
Gold revenues ($000’s)	103,804	64,099	283,317	187,713
Cash flow provided/(used) by operations ($000’s)	26,299	(2,064)	66,673	2,589
Net loss ($000’s)	(2,342)	(22,236)	(3,108)	(32,583)
Net loss per share—basic ($)	(0.010)	(0.094)	(0.013)	(0.138)

BOGOSO/PRESTEA

At Bogoso/Prestea, third quarter gold sales were a record 53,069 ounces, an increase of 16% from the second quarter of 2009 and up 31% over the first quarter of this year. Ore processed was 11% higher than in the second quarter and the gold grade increased to 2.98 g/t, up from 2.66 g/t during the preceding quarter.

	For three months ended September 30,		For nine months ended September 30,
	2009	2008	2009	2008
OPERATING RESULTS
Mining
Ore mined (000’s t)—Refractory	751	668	2,131	2,046
Ore mined (000’s t)—Non refractory	—	51	—	136
Total ore mined (000’s t)	751	719	2,131	2,182
Waste mined (000’s t)	3,925	4,891	11,197	15,397

Bogoso Sulfide Plant Results
Refractory ore processed (000’s t)	797	731	2,139	2,034
Refractory grade—(g/t)	2.98	2.73	2.79	2.83
Recovery—Refractory (%)	69.4	67.5	70.9	64.9

Bogoso Oxide Plant Results
Ore processed (000’s t)	—	127	—	360
Ore grade—(g/t)	—	2.38	—	2.38
Recovery (%)	—	50.3	—	60.0

Cash operating cost ($/oz)	704	903	710	848
Gold sold (oz)	53,069	51,959	139,375	130,307

Golden Star Resources Ltd.	News Release 09-10 Page 2 of 8

WASSA

Gold sold from Wassa’s production during the third quarter 2009 was 54,364 ounces, up 2% over the previous quarter and up 146% over the third quarter of 2008. A primary driver for this increase was greater amounts of higher grade ore from the HBB properties that is being delivered and blended with the Wassa ore.

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
OPERATING RESULTS
Ore mined (000’s t)	560	521	1,746	2,228
Waste mined (000’s t)	4,249	1,274	12,215	3,840
Ore processed (000’s t)	612	722	1,996	2,505
Grade processed (g/t)	3.12	1.26	2.75	1.18
Recovery (%)	95.5	92.0	95.4	92.8
Cash operating cost ($/oz)	470	793	455	588
Gold sold (oz)	54,364	22,083	164,041	79,475

EXPLORATION

In 2009, we increased our exploration budget to approximately $10 million. The majority of drilling in the third quarter of this year has been focused on resource definition drilling surrounding our operating areas. At Wassa, drills are turning on the Benso, Hwini-Butre and Chichiwelli deposits, situated along our haul road. We expect significant reserve and resource additions.

In addition to drilling at Wassa, we plan to drill deep targets at Bogoso that were identified from the VTEM geophysical survey completed in 2008. These drill holes will determine deeper ore potential at Bogoso.

Other exploration plans going forward include a soil geochemistry study at the Amélékia and Abengourou concessions in the Ivory Coast, ground geophysics at the Sonfon property, a joint venture with African Aura Mining Inc., in Sierra Leone, preliminary geological assessments for two new concessions in Burkina Faso, continuation of exploration activities at Saramacca, our joint venture with Newmont in Suriname, and continuing property evaluations and project generation in Brazil.

CASH AND CASH FLOW

At September 30, 2009, our cash and cash equivalents totaled $57.6 million compared to $43.2 million at the end of the second quarter and $28.1 million at the end of the first quarter.

Liquidity Outlook

The capital forecast for 2009 is estimated to be approximately $45 million. This includes development work at Hwini-Butre, pit development at Bogoso, deferred exploration and mine site drilling and sustaining capital for both mine sites.

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LOOKING AHEAD

Our objectives for the remainder of 2009 include the following:

•	Further optimization of the Bogoso sulfide processing plant to improve throughput and recovery rates and reduce costs;

•	Permitting and development of the Prestea South deposits to provide oxide ore in 2010 for the Bogoso oxide processing plant; and

•	Continued exploration at Bogoso/Prestea, Wassa and the HBB properties to delineate reserves and resources.

Our guidance for 2009 is as follows:

	2009
Guidance	Gold Production	Cash Operating Cost Per Ounce
Bogoso/Prestea	190,000	$685
Wassa	215,000	$460

Total	405,000	$565

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FINANCIAL STATEMENTS The following information is derived from the Company’s unaudited consolidated financial statements contained in our Form 10-Q, which we filed with the SEC today and is available on our website.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

(unaudited)

	As of September 30, 2009	As of December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,634	$33,558
Accounts receivable	5,626	4,306
Inventories	51,490	49,134
Deposits	4,724	3,875
Prepaids and other	677	1,100

Total Current Assets	120,151	91,973
RESTRICTED CASH	3,804	4,249
DEFERRED EXPLORATION AND DEVELOPMENT COSTS	11,245	13,713
PROPERTY, PLANT AND EQUIPMENT	239,052	271,528
INTANGIBLE ASSETS	10,007	—
MINING PROPERTIES	286,804	312,029
OTHER ASSETS	183	807

Total Assets	$671,246	$694,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$30,465	$43,355
Accrued liabilities	31,641	30,879
Fair value of derivatives	251	1,690
Asset retirement obligations	1,858	1,620
Current tax liability	616	—
Current debt	10,256	12,778

Total Current Liabilities	75,087	90,322
LONG TERM DEBT	113,359	112,649
ASSET RETIREMENT OBLIGATIONS	30,651	30,036
FUTURE TAX LIABILITY	24,506	33,125

Total Liabilities	243,603	266,132
MINORITY INTEREST	—	—
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding.	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 236,744,561 at September 30, 2009, and 235,945,311 at December 31, 2008	616,444	615,463
CONTRIBUTED SURPLUS	16,685	15,197
EQUITY COMPONENT OF CONVERTIBLE DEBENTURES	34,542	34,542
ACCUMULATED OTHER COMPREHENSIVE INCOME	27	(88)
DEFICIT	(240,055)	(236,947)

Total Shareholders’ Equity	427,643	428,167

Total Liabilities and Shareholders’ Equity	$671,246	$694,299

Golden Star Resources Ltd.	News Release 09-10 Page 5 of 8

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in thousands of US dollars except share and per share data)

(unaudited)

	Three months ended September 30,		Six months ended June 30,
	2009	2008	2009	2008
REVENUE
Gold revenues	$103,804	$64,099	$283,317	$187,713
Cost of sales	96,241	81,017	268,518	201,342

Mine operating margin	7,563	(16,918)	14,799	(13,629)
OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	223	552	570	1,499
General and administrative expense	3,290	3,740	10,449	11,949
Abandonment and impairment	2,787	1,539	3,077	1,539
Derivative mark-to-market losses	1,003	1,395	1,087	1,638
Property holding costs	768	—	2,770	—
Foreign exchange (gain)/loss	540	(1,111)	(3,673)	(1,132)
Interest expense	3,942	3,616	11,476	11,028
Interest and other income	(69)	(142)	(152)	(777)
Loss on sale of assets	1	588	305	588
Gain on sale of investments	—	(3,570)	—	(5,075)

Loss before minority interest	(4,922)	(23,525)	(11,110)	(34,886)
Minority interest	—	1,289	—	2,303

Net loss before income tax	(4,922)	(22,236)	(11,110)	(32,583)
Income tax benefit	2,580	—	8,002	—

Net income/(loss)	$(2,342)	$(22,236)	$(3,108)	$(32,583)

OTHER COMPREHENSIVE INCOME/(LOSS)
Unrealized gains/(losses) on investments	74	(5,555)	115	(2,950)

Comprehensive income/(loss)	$(2,268)	$(27,791)	$(2,993)	$(35,533)

Deficit, beginning of period	(237,713)	(127,991)	(236,947)	(117,644)

Deficit, end of period	(240,055)	(150,227)	(240,055)	(150,227)

Net income/(loss) per common share - basic	$(0.010)	$(0.094)	$(0.013)	$(0.138)
Weighted average shares outstanding (millions)	236.5	235.9	236.2	235.6

Golden Star Resources Ltd.	News Release 09-10 Page 6 of 8

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

(unaudited)

	Three months ended September 30,		Six months ended June 30,
	2009	2008	2009	2008
OPERATING ACTIVITIES:
Net income/(loss)	$(2,342)	$(22,236)	$(3,108)	$(32,583)
Reconciliation of net income/(loss) to net cash used in operating activities:
Depreciation, depletion and amortization	29,344	14,697	82,036	37,319
Amortization of loan acquisition cost	478	291	805	566
Abandonment and impairment	2,787	1,539	3,077	1,539
Gain on sale of equity investments	—	(3,570)	—	(5,075)
Loss on sale of assets	(1)	588	305	588
Stock compensation	424	436	1,489	1,575
Income tax benefit	(2,580)	—	(8,002)	—
Reclamation expenditures	(481)	(437)	(1,212)	(759)
Fair value of derivatives	647	1,067	(1,542)	1,102
Accretion of convertible debt	1,669	1,562	4,926	4,609
Accretion of asset retirement obligations	539	222	1,616	585
Minority interests	—	(1,288)	—	(2,303)

	30,484	(7,129)	80,390	7,163
Changes in assets and liabilities:
Accounts receivable	(877)	(757)	(1,236)	(569)
Inventories	(3,409)	2,281	(2,568)	(10,063)
Prepaids and other	819	(327)	501	(1,331)
Deposits	(222)	(2,576)	(1,323)	(2,261)
Accounts payable and accrued liabilities	(496)	6,444	(9,053)	9,650
Other	—	—	(38)	—

Net cash provided by/(used in) operating activities	26,299	(2,064)	66,673	2,589
INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(928)	(3,467)	(1,598)	(7,389)
Expenditures on mining properties	(3,637)	(18,056)	(23,532)	(39,002)
Expenditures on property, plant and equipment	(4,614)	(3,442)	(9,466)	(8,859)
Cash (used to)/refunded from secure letters of credit	—	497	445	(3,145)
Proceeds from sale of equity investment	—	5,730	—	6,532
Proceeds from the sale assets	—	1,341	—	1,341
Change in payable on capital expenditures	827	6,126	(3,135)	(2,220)
Change in deposits on mine equipment and material	—	—	474	—

Net cash used in investing activities	(8,352)	(11,271)	(36,812)	(52,742)
FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	395	—	981	6,255
Principal payments on debt	(2,870)	(4,436)	(10,062)	(13,321)
Proceeds from debt agreements and equipment financing	—	6,104	5,478	7,218
Other	(1,011)	(193)	(2,182)	(466)

Net cash (used in)/provided by financing activities	(3,486)	1,475	(5,785)	(314)
Increase/(decrease) in cash and cash equivalents	14,461	(11,860)	24,076	(50,467)

Cash and cash equivalents, beginning of period	43,173	37,147	33,558	75,754

Cash and cash equivalents end of period	$57,634	$25,287	$57,634	$25,287

Golden Star Resources Ltd.	News Release 09-10 Page 7 of 8

COMPANY PROFILE

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa open-pit gold mines through subsidiaries in Ghana. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in the Guiana Shield of South America. Golden Star has approximately 237 million shares outstanding.

Statements Regarding Forward-Looking Information: Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding planned exploration activities and drilling, including exploration at Bogoso/Prestea, Wassa, and the HBB properties; our expectations regarding increases in reserve and resource estimates; the ability to fund sustaining capital requirements; optimization of throughput and recovery rates at the Bogoso sulfide processing plant; our 2009 production and cash operating cost estimates, capital expenditure estimates, sources of and adequacy of cash to meet capital and other needs in 2009;2009 planned capital budget spending; and our 2009 objectives. Factors that could cause actual results to differ materially include timing of and unexpected events at the Bogoso/Prestea oxide and sulfide processing plant; variations in ore grade, tonnes mined, crushed or milled; variations in relative amounts of refractory, non-refractory and transition ores; delay or failure to receive board or government approvals and permits; the availability and cost of electrical power, timing and availability of external financing on acceptable terms; technical, permitting, mining or processing issues, changes in U.S. and Canadian securities markets, and fluctuations in gold price and costs and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2008 and the quarterly reports on Form 10-Q filed in 2009. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release.

Non-GAAP Financial Measures: in this news release, we use the terms “cash operating cost per ounce.” Cash operating cost per ounce is equal to total cash costs less production royalties and production taxes, divided by the number of ounces of gold sold during the period. We use cash operating cost per ounce as a key operating indicator. We monitor this measure monthly, comparing each month’s values to prior period’s values to detect trends that may indicate increases or decreases in operating efficiencies. This measure is also compared against budget to alert management to trends that may cause actual results to deviate from planned operational results. We provide this measure to our investors to allow them to also monitor operational efficiencies of our mines. We calculate this measure for both individual operating units and on a consolidated basis. Cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since this measure does not incorporate revenues, changes in working capital and non-operating cash costs, it is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.        +1-800-553-8436

Bruce Higson-Smith, Vice President Corporate Development

Anne Hite, Investor Relations Manager

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